Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Xtant Medical Holdings, Inc.:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 1, 2019, with respect to the consolidated financial statements of Xtant Medical Holdings, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission.

/s/ Plante & Moran, PLLC

Denver, Colorado
November 7, 2019